Exhibit 21.1
SUBSIDIARIES

	Subsidiary	Jurisdiction of Incorporation
1	Apere Enterprise Storage Solutions India Pvt. Ltd.	India
2	Byte Squared Limited	United Kingdom
3	Bytemobile International Corp.	Delaware
4	Bytemobile, Inc.	Delaware
5	Carbon Software Technologies Holdings Limited	Ireland
6	Citrix Application Networking LLC	Delaware
7	Citrix Finance Cayman LP	Cayman Islands
8	Citrix Global Holdings B.V.	Netherlands
9	Citrix Global Holdings UK Limited	United Kingdom
10	Citrix Greece MEPE	Greece
11	Citrix Holanda B.V.	Netherlands
12	Citrix Offshore Investments, Ltd.	Cayman Islands
13	Citrix Online Audio, LLC	Delaware
14	Citrix Online AUS Pty Ltd.	Australia
15	Citrix Online Service Provider Group, Inc.	Delaware
16	Citrix Overseas Holdings, B.V.	Netherlands
17	Citrix R&D India Private Limited	India
18	Citrix R&D Limited	United Kingdom
19	Citrix Sistemas de Argentina, S.R.L.	Argentina
20	Citrix Sistemas de Chile Ltda.	Chile
21	Citrix Sistemas de Colombia SAS	Colombia
22	Citrix Sistemas de Mexico, S. de RL de CV	Mexico
23	Citrix Sistemas do Brasil Ltda.	Brazil
24	Citrix Systems Asia Pacific Pty Ltd.	Australia
25	Citrix Systems Belgium S.A.R.L.	Belgium
26	Citrix Systems Canada, Inc.	Canada
27	Citrix Systems Czech Republic SRO	Czech Republic
28	Citrix Systems Denmark ApS	Denmark
29	Citrix Systems Finland Oy	Finland
30	Citrix Systems France SARL	France
31	Citrix Systems GmbH	Austria
32	Citrix Systems GmbH	Germany
33	Citrix Systems Hong Kong Limited	Hong Kong
34	Citrix Systems India Private Limited	India
35	Citrix Systems Information Technology (Beijing) Ltd	China
36	Citrix Systems International GmbH	Switzerland
37	Citrix Systems Ireland Ltd	Ireland
38	Citrix Systems Italy S.r.L.	Italy
39	Citrix Systems Japan Kabushiki Kaisha	Japan
40	Citrix Systems Korea Limited	Korea

41	Citrix Systems Malaysia Sdn Bhd	Malaysia
42	Citrix Systems Netherlands, B.V.	Netherlands
43	Citrix Systems New Zealand Ltd.	New Zealand
44	Citrix Systems Norway AS	Norway
45	Citrix Systems Overseas Holding GmbH	Switzerland
46	Citrix Systems Poland Sp. Zo.o	Poland
47	Citrix Systems Puerto Rico Corp.	Puerto Rico
48	Citrix Systems Saudi Arabia LLC	Saudi Arabia
49	Citrix Systems Singapore Pte Ltd.	Singapore
50	Citrix Systems Slovakia SRO	Slovakia
51	Citrix Systems South Africa (Pty) Ltd.	South Africa
52	Citrix Systems Spain, SL	Spain
53	Citrix Systems Sweden AB	Sweden
54	Citrix Systems Taiwan Ltd	Taiwan
55	Citrix Systems Turkey YVH Ltd S	Turkey
56	Citrix Systems UK Limited	United Kingdom
57	Citrix Technologies GmbH	Switzerland
58	Citrix-Systems Technologies Costs Rica SRL	Costa Rica
59	Octoblu, Inc.	Delaware
60	Peninsula Finance LLC	Delaware
61	Peninsula Investment Corp.	Delaware
62	Podio ApS	Denmark
63	Podio, Inc.	Delaware
64	Sanbolic, LLC	Delaware
65	ShareFile LLC	Delaware
66	Unidesk Corporation	Delaware
67	Virtuall Solutions Ltd.	United Kingdom
68	Virtuall Solutions Sas	France